Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Bob Hebert	Jim Buckley
Chief Financial Officer	Executive Vice President
CPEX Pharmaceuticals, Inc.	Sharon Merrill Associates
603.658.6100	617.542.5300
rhebert@cpexpharm.com	cpex@investorrelations.com
CPEX Pharmaceuticals Shares to Begin Trading Today
Following Spin-off from Bentley Pharmaceuticals
Exeter, NH, July 1, 2008 – CPEX Pharmaceuticals, Inc. (NASDAQ: CPEX) completed its previously announced taxable spin-off from Bentley Pharmaceuticals, Inc. (NYSE: BNT) yesterday at 11:59 p.m. Shares of the new company will begin regular trading today on the NASDAQ Capital Market under the ticker symbol “CPEX.”
     “CPEX begins life as an independent public company with a commercially validated drug delivery technology, a consistent stream of licensing revenues and excellent prospects for growth,” said John Sedor, the company’s President and Chief Executive Officer. “We look forward to continuing our Phase II trials of Nasulin®, CPEX’s insulin intranasal spray product candidate, and applying our drug delivery technology to improve the performance of other pharmaceutical products.”
     The CPEX senior management team is comprised of former Bentley executives who collectively have more than 100 years of experience in the development of pharmaceutical products:
•	John A. Sedor, Chief Executive Officer and President;

•	Robert P. Hebert, Chief Financial Officer and Vice President;

•	Fred Feldman, Ph.D., Chief Scientific Officer and Senior Vice President;

•	David C. Brush, Vice President of Business Development and Strategic Planning; and

•	Elizabeth Morgan, J.D., Vice President of Regulatory Affairs.
     James R. Murphy leads the CPEX board of directors as Non-executive Chairman. Also serving on CPEX’s board are current Bentley directors Michael McGovern, Miguel Fernandez and John W. Spiegel.
     Yesterday, each Bentley stockholder received, on a pro rata basis, a dividend on Bentley common stock of one CPEX share for every 10 shares of Bentley common stock they owned as of the close of business on June 20, 2008, the record date for stockholders entitled to receive the distribution of CPEX shares. Shares of Bentley common stock traded after the record date through yesterday traded on a “when-issued” basis with the right to receive shares of CPEX common stock issued in the spin-off.
     Bentley, with the assistance of American Stock Transfer & Trust Company, LLC, the distribution agent, has electronically issued shares of CPEX common stock to stockholders of record or their broker, bank or other nominee on their behalf by way of direct registration in book-entry form only, which means that no physical CPEX stock certificates were issued. No fractional shares of CPEX common stock were issued. Instead, fractional shares were aggregated and sold on behalf of all affected stockholders of record, who then will receive the pro rata net cash value of such fractional shares. Bentley stockholders were not required to make any payment, surrender or exchange their shares of Bentley common stock or take any other action to receive shares of CPEX common stock. For additional information, stockholders should contact American Stock Transfer & Trust Company, LLC by e-mail at info@amstock.com or by phone at 800.937.5449.
     As a result of the spin-off, Bentley no longer owns any CPEX common stock. Bentley’s common stock will continue to trade on the New York Stock Exchange under the ticker symbol “BNT.”
About CPEX Pharmaceuticals
     CPEX Pharmaceuticals, Inc. (NASDAQ: CPEX) is a specialty pharmaceutical company focused on the development, licensing and commercialization of pharmaceutical products utilizing CPEX’s validated drug delivery technology. CPEX has U.S. and international patents and other proprietary rights to technologies that facilitate the absorption of drugs. CPEX has licensed applications of its proprietary CPE-215® drug delivery technology to Auxilium Pharmaceuticals, Inc., which launched its Testim® topical testosterone gel on the U.S. market in 2003. CPEX also is developing an intranasal insulin product candidate, Nasulin™, which is in Phase II global clinical trials. CPEX maintains its headquarters in Exeter, NH. For more information about CPEX, please visit www.cpexpharm.com.
Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995:
     This press release contains forward looking statements, including, without limitation, statements regarding CPEX’s licensing revenues and growth prospects. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such statements. Factors that may cause such differences include, but are not limited to, risks associated with the following: product approvals, changes in third-party reimbursement and government mandates that impact pharmaceutical pricing, competition from other manufacturers of proprietary pharmaceuticals, intellectual property litigation, the efficacy and safety of CPEX’s products, the unpredictability of patent protection and other uncertainties detailed under “Risk Factors” in CPEX’s Registration Statement on Form 10 dated June 17, 2008 in connection with the distribution of CPEX’s common stock to stockholders of Bentley Pharmaceuticals. CPEX cautions investors not to place undue reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this document, and CPEX undertakes no obligation to update or revise the statements, except as may be required by law.
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